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EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
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I Gary L. French, Chief Executive Officer, and I, Ann M. Casey, Chief Financial
Officer of the The China Fund, Inc. (the "Fund"), certify that:

1. This Form N-CSR filing for the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


By:      /s/ Gary L. French
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         Gary L. French
         Chief Executive Officer of The China Fund, Inc.

Date:    July 1, 2004


By:      /s/ Ann M. Casey
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         Ann M. Casey
         Chief Financial Officer of The China Fund, Inc.

Date:    July 1, 2004